     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY   , 1996

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               HEARTSTREAM, INC.
             (Exact name of Registrant as specified in its charter)

       DELAWARE                                                  91-1577477
      (State of                                        (I.R.S. Employer Identification
    incorporation)                                                  No.)

                         2401 Fourth Avenue, Suite 300
                           Seattle, Washington 98121
   (Address, including Zip code, of Registrant's principal executive offices)

                    1993 EMPLOYEE AND CONSULTANT STOCK PLAN
                       1995 EMPLOYEE STOCK PURCHASE PLAN
                           1995 DIRECTOR OPTION PLAN

                            (Full title of the plan)

                               Heartstream, Inc.
                         2401 Fourth Avenue, Suite 300
                           Seattle, Washington 98121
                                 (206) 443-7630
(Name, address, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

                             Timothy Stevens, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (415) 493-9300

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED         PROPOSED
                                                                 MAXIMUM          MAXIMUM       AMOUNT OF
        TITLE OF SECURITIES               AMOUNT TO BE       OFFERING PRICE      AGGREGATE     REGISTRATION
        TO BE REGISTERED (1)               REGISTERED           PER SHARE     OFFERING PRICE       FEE
1993 Employee and Consultant Stock
 Plan
Common Stock, $.001 par value.......  1,382,637 shares (2)     $ 4.18 (3)     $5,779,423 (4)      $1,993
Common Stock, $.001 par value.......   797,737 shares (5)      $ 9.25 (6)     $7,379,067 (7)      $2,545
1995 Director Option Plan
Common Stock, $.001 par value.......    60,000 shares (8)      $13.00 (9)     $ 780,000 (10)      $ 269
Common Stock, $.001 par value.......   90,000 shares (11)      $ 9.25 (6)      $ 832,500 (7)      $ 288
1995 Employee Stock Purchase Plan
Common Stock, $.001 par value.......   250,000 shares (12)     $ 7.87 (13)    $1,967,500 (14)     $ 679

 (1)In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

 (2)For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into five subtotals. This subtotal represents the number of shares issuable upon exercise of currently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1993 Employee and Consultant Stock Plan.

 (3)Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. Calculation based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

 (4)Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price of all currently outstanding options as described in note 2 above.

 (5)This subtotal represents the number of shares issuable upon exercise of options that are available for grant, but have not yet been granted under the 1993 Employee and Consultant Stock Plan.

 (6)Estimated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. The calculation is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on July 15, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

 (7)Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price for options available for grant.

 (8)This subtotal represents the number of shares issuable upon exercise of currently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1995 Director Option Plan.

 (9)Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. The calculation is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on January 31, 1996.

(10)Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price of all currently outstanding options as described in note 8 above.

(11)This subtotal represents the number of shares issuable upon exercise of options that are available for grant, but have not yet been granted under the 1995 Director Option Plan.

(12)This subtotal represents the number of shares authorized to be issued under the 1995 Employee Stock Purchase Plan.

(13)Estimated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. Calculation based upon 85% (see explanation in following sentence) of the closing price of the Common Stock as reported on the Nasdaq National Market on July 15, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable. The purchase price of a share of Common Stock pursuant to the 1995 Employee Stock Purchase Plan, which plan is incorporated by reference herein, is equal to 85% of the Fair Market Value of a share of Common Stock on either the first day or the last day of the relevant offering period, whichever is lower.

(14)Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price for all options available as described in note 12 above.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INFORMATION INCORPORATED BY REFERENCE

    The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference.

    (a)The audited financial statements for the Registrant's fiscal year ended December 31, 1995 contained in the Prospectus filed pursuant to Rule
424(b)(4) under the Securities Act of 1933 on February 2, 196.

    (b)The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed pursuant to Section 13 of the Exchange Act on May
14, 1996.

    (c)The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 1, 1995.

    (d)All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this
Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Certain  members  of  Wilson  Sonsini  Goodrich  and  Rosati,   Professional
Corporation,   beneficially  own   twenty  thousand   (20,000)  shares   of  the
Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act").

    The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

    The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or recission.

    The Registrant entered into indemnification agreements with its executive officers and directors containing provisions which are in some respects broader that the specific indemnification provisions contained in the General Corporation Laws of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature). These agreements also indemnify the directors and executive officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER                                                          DOCUMENT
- ------ ---------------------------------------------------------------------------------------------------------------------------
    5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.
  *10.2 1993 Employee and Consultant Stock Plan and form of Stock Option Agreement thereunder.
  *10.3 1995 Director Option Plan and form of Stock Option Agreement thereunder.
  *10.4 1995 Employee Stock Purchase Plan and forms of agreements thereunder.
   23.1 Consent of Ernst & Young LLP, Independent Auditors
   23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
   24.1 Power of Attorney

- ------------------------
*Incorporated  by reference  to exhibits  filed with  the Company's Registration
 Statement on Form S-1 (file no. 33-99908), in the form declared effective on January 31, 1996.

ITEM 9.  UNDERTAKINGS.

    (a)The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

    (c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issued.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on July 22, 1996.

                                          HEARTSTREAM, INC.

                                                      /s/ ALAN J. LEVY
                                                           By:
                                          --------------------------------------
                                                        Alan J. Levy
                                                President and Chief Executive
                                                         Officer

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan J. Levy and Gary Onn, jointly and severally, as his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                        TITLE                            DATE
- ---------------------------------------------  ---------------------------------------------  ----------------

              /s/ ALAN J. LEVY                 President, Chief Executive Officer and         July 22, 1996
     -----------------------------------        Director* (Principal Executive Officer)
                Alan J. Levy

                /s/ GARY ONN                   Director of Finance and Administration         July 22, 1996
     -----------------------------------        (Principal Financial and Accounting Officer)
                  Gary Onn

          /s/ MICHAEL J. LEVINTHAL             Director*                                      July 18, 1996
     -----------------------------------
            Michael J. Levinthal

             /s/ ELLEN M. FEENEY               Director*                                      July 19, 1996
     -----------------------------------
               Ellen M. Feeney

            /s/ FRANK M. FISCHER               Director*                                      July 20, 1996
     -----------------------------------
              Frank M. Fischer

             /s/ WENDE S. HUTTON               Director*                                      July 18, 1996
     -----------------------------------
               Wende S. Hutton

             /s/ MARK B. KNUDSON               Director*                                      July 19, 1996
     -----------------------------------
               Mark B. Knudson

             /s/ KURT C. WHEELER               Director*                                      July 18, 1996
     -----------------------------------
               Kurt C. Wheeler

- ------------------------
* The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant. Option grants under the 1995 Director Option Plan, however, are automatic.

                               INDEX TO EXHIBITS

  EXHIBIT                                              DESCRIPTION                                               PAGE
- -----------  ------------------------------------------------------------------------------------------------  ---------
        5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered....................................................................
      *10.2  1993 Employee and Consultant Stock Plan and form of Stock Option Agreement thereunder.
      *10.3  1995 Director Option Plan and form of Stock Option Agreement thereunder.
      *10.4  1995 Employee Stock Purchase Plan and forms of agreements under.
       23.1  Consent of Ernst & Young, LLP Independent Auditors..............................................
       23.2  Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)........................................................................................
       24.1  Power of Attorney (See Page II-4)...............................................................

- ------------------------
*Incorporated  by reference  to exhibits  filed with  the Company's Registration
 Statement on Form S-1 (file no. 33-99908), in the form declared effective on January 31, 1996.